                                                                      Exhibit 11


                            CALCULATION OF EARNINGS
                           PER SHARE OF COMMON STOCK
                            (In thousands of shares)


                                                      Thirteen Weeks Ended          Twenty-Six Weeks Ended
                                                    -----------------------        -----------------------
                                                    June 30,        July 2,        June 30,        July 2,
                                                      1996            1995           1996            1995
                                                    --------         ------        --------        -------
Number of shares of
Class A and Class B
stock outstanding
at beginning of
period                                                10,986         11,109          11,005         11,346

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of re-
stricted stock awards                                     --             --               1             18

Repurchase of Class B
common stock (weighted)                                  (16)           (34)            (23)          (219)

Unexercised stock option
equivalent shares com-
puted under the "treasury
stock method"                                            --               9              15              7
                                                      ------         ------          ------         ------

Shares used in the
computation of primary
earnings per share                                    10,970         11,084          10,998         11,152

Adjustment to reflect fully
dilution computation (1)                                  --             --              --             --

                                                      10,970         11,084          10,998         11,152
                                                      ------         ------          ------         ------

Net income available for
common stock                                         $63,218        $51,514         $99,958        $95,412
                                                      ------         ------          ------         ------

Primary earnings per
share                                                 $ 5.76         $ 4.65          $ 9.09         $ 8.56
                                                       -----          -----           -----          -----

Fully diluted earnings
per share (1)                                         $ 5.76         $ 4.65          $ 9.09         $ 8.56
                                                       -----          -----           -----          -----



(1) This computation is submitted although it is not required by Accounting Principles Board Opinion No. 15 since it results in dilution of less than 3 percent.